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                                                                      Exhibit 10

                            AGREEMENT AMONG PARTNERS


     This AGREEMENT AMONG PARTNERS dated as of the 17th day of January, 2003, by and among RAM FUNDING, INC., a Delaware corporation ("RAM"), RESOURCES CAPITAL CORP., a Delaware corporation ("RCC"), PRESIDIO AGP CORP., a Delaware corporation ("Presidio") and SUTTER OPPORTUNITY FUND 2, LLC, a California limited liability company ("Sutter")..

                                   WITNESSETH:

     WHEREAS, RAM, RCC and Presidio (the "General Partners") are the general partners of Resources Accrued Mortgage Investors L.P.-Series 86, a Delaware limited partnership (the "Partnership");

     WHEREAS, simultaneously herewith all of the issued and outstanding shares of RAM are being acquired by Knight Fuller, Inc., a Delaware corporation ("KFI");

     WHEREAS, KFI is the general partner of KFI Properties, L.P., a Delaware partnership ("KFI Partnership"), which, together with KFI Properties, L.P., has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (File Nos. 45-0476087 and 68-0521321) (the "Registration Statement") pursuant to which, among other things, KFI Partnership is proposing to have the Partnership merged with and into it (the "Restructuring");

     WHEREAS, Sutter is a limited partner in the Partnership and an affiliate of RAM;

     WHEREAS, the General Partners desire to allocate their respect rights and obligations as general partners of the Partnership as provided for in the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") and under applicable law;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Authority of RCC. Except as otherwise provided herein, the right to manage, control and conduct the business and affairs of the Partnership shall be vested exclusively in RCC including, without limitation, filing all periodic reports with the Securities and Exchange Commission and retaining professionals on behalf of the Partnership. All decisions affecting the policy and management of the Partnership shall be made by RCC, and Presidio and RAM agree to abide by any such decision. Except as otherwise specifically provided herein, RCC is authorized and empowered to carry out and implement any and all actions to accomplish the purposes and objects of the Partnership. Neither Presidio nor, except as specifically provided herein, RAM, shall take part in the management or control of the business of the Partnership.


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     2. Authority of RAM. Except as otherwise provided herein, RAM shall have the exclusive right to act on behalf of the Partnership solely in connection with the Restructuring including, without limitation, the right to:

     (1) execute such documents and instruments on behalf of the Partnership as RAM shall determine in its sole discretion as appropriate or necessary with respect to the Registration Statement or the Restructuring;

     (2) provide such information or statements as may be reasonably requested by the Knight Partnership in connection with the Registration Statement or the Restructuring;

     (3) cause the Partnership to execute any and all agreements, contracts, documents, certificates and instruments necessary or convenient in connection with the Registration Statement or the Restructuring;

     (4) propose a plan of reorganization on behalf of the Partnership and its partners in the event that a petition filed against the Partnership seeking reorganization, liquidation or arrangement or similar relief under federal or state bankruptcy laws has been approved by a court of competent jurisdiction.

     3. Authority of Presidio. Except for such rights as may otherwise be delegated to Presidio by RCC or as provided for in the Partnership Agreement and which do not conflict with the terms hereof, Presidio shall have no rights with respect to the operations and management of the Partnership.

     4. Actions Requiring the Consent of RCC and RAM. (a) Notwithstanding anything herein to the contrary, without the consent of RAM and either RCC or Presidio, none of the General Partners shall have the authority, to cause the Partnership to:

     (1) acquire and hold by lease or purchase, develop, operate, own, sell, convey, finance, improve, assign, transfer, mortgage, lease or exchange any property other than the current property held by the Partnership;

     (2) maintain, finance, improve, develop, expand, own, grant options with respect to, mortgage or lease its property;

     (3) borrow money and issue evidences of indebtedness, and to secure the same by deed of trust, mortgage, security interest, pledge, or other lien on the assets of the Partnership;

     (4) prepay in whole or in part, negotiate, refinance, recast, increase, renew, modify or extend any debt or any secured or other indebtedness of the Partnership

     (5) dissolve;

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     (6) except as contemplated by the Registration Statement and the
     Restructuring, merge or consolidate with any other entity if the Partnership is not the surviving or resulting entity in such merger or consolidation;

     (7) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of a substantial part of its property;

     (8) admit an inability to pay its debts generally as they become due;

     (9) make a general assignment for the benefit of its creditors;

     (10) place itself voluntarily under the protection of the law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts.

     (b) Neither RAM nor Presidio shall take any action with respect to any matter which the RCC has the exclusive right to determine the actions of the Partnership. RCC shall not take any action with respect to any matter which RAM or Presidio has the exclusive right to determine the actions of the Partnership.

     5. Indemnification. (a) RCC shall defend, hold harmless and indemnify RAM, its officers, directors, shareholders, agents, employees and affiliates from and against the actual costs, expenses and damages, including, but not limited to, reasonable attorney's fees and disbursements, incurred by any of them as a consequence of any claims made or action filed against them or the Partnership which result from or arise out of any of actions taken by RCC or Presidio, it its capacity as a general partner of the Partnership on behalf of the Partnership and not consented to by RAM.

     (b) Sutter and RAM shall defend, hold harmless and indemnify RCC, Presidio and their respective officers, directors, shareholders, agents, employees and affiliates from against the actual costs, expenses and damages, including, but not limited to, reasonable attorney's fees and disbursements, incurred by any of them as a consequence of any claims made or action filed against them or the Partnership which result from or arise out of any of actions taken by RAM, it its capacity as a general partner of the Partnership on behalf of the Partnership, including, without limitation, any actions taken in connection with the Registration Statement or Restructuring.

     (c) If any party entitled to indemnification hereunder (the "Indemnitee") receives notice or otherwise obtains knowledge of any matter with respect to which a party hereto (the "Indemnifying Party") may become obligated to defend, hold harmless or indemnify the Indemnitee hereunder, then the Indemnitee shall promptly deliver to the Indemnifying Party a written notice describing such matter in reasonable detail and specifying the estimated amount of the damages that may be incurred by the Indemnitee in connection therewith. The Indemnifying Party shall have the right, at its option, to assume the defense of such matter at its own expense and with its own counsel, provided such counsel is reasonably satisfactory to the Indemnitee. If



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the Indemnifying Party elects to assume the defense of such matter with counsel reasonably satisfactory to the Indemnitee:

          (i) notwithstanding anything to the contrary contained herein, the Indemnifying Party shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys' fees or other expenses incurred on behalf of the Indemnitee in connection with such matter following the Indemnifying Party's election to assume the defense of such matter;

          (ii) the Indemnitee shall fully cooperate as reasonably requested by the Indemnifying Party in the defense or settlement of such matter;

          (iii) the Indemnifying Party shall keep the Indemnitee informed of all material developments and events relating to such matter; and

          (iv) the Indemnitee shall have the right to participate, at its own expense, in the defense of such matter.

     6. Entire Agreement; No Modification Except in Writing. All prior discussions, agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives, are merged into this Agreement and this Agreement, together with the Schedules and Exhibits hereto, shall constitute the entire agreement and understanding among them. No waiver, modification or amendment of the terms of this Agreement shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

     7. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns.

     8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

         9. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof. All parties hereto hereby agree that no provisions of this Agreement shall be construed against any party as the drafter thereof.

     10. Legal Action. In any action at law or in equity arising out of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees and court costs in addition to any other relief to which it may be entitled.

     11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to its principles of conflict of laws.



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     12. Costs and Expenses. Except as otherwise provided herein, each party hereto shall bear and pay its or his own costs and expenses incurred in connection with negotiation execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                        RAM FUNDING INC.


                                        By:
                                            ------------------------------



                                        RESOURCES CAPITAL CORP.


                                        By:
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                                            Peter Braverman
                                            Executive Vice President


                                        PRESIDIO AGP CORP.


                                        By:
                                            ------------------------------
                                            Peter Braverman
                                            Executive Vice President


                                        SUTTER OPPORTUNITY FUND 2, LLC


                                        By: Sutter Capital Management, LLC,
                                            Manager


                                        By:
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                                            Robert E. Dixon, Manager